CERTIFICATION OF
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Cargo Connection Logistics Holding Inc. for the quarter ended March 31, 2005, I, Scott Goodman, Principal Financial Officer of Cargo Connection Logistics Holding Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Cargo Connection Logistics Holding Inc. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request

Dated: June 10, 2005


By: /s/ Scott Goodman
----------------------
Scott Goodman
Secretary, Chief Financial Officer
and Chief Operating Officer (Principal Financial Officer)